BRITISH COLUMBIA
BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
1 877 526-1526

CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

CAROL PREST

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: August 30, 2016 10:27 AM Pacific Time

Incorporation Number: **BC1027632**

Recognition Date and Time: Incorporated on February 16, 2015 08:56 AM Pacific Time

NOTICE OF ARTICLES

Name of Company:

ELECTRAMECCANICA VEHICLES CORP.

REGISTERED OFFICE INFORMATION

Mailing Address:
1500 ROYAL CENTRE
1055 WEST GEORGIA STREET
P.O. BOX 11117
VANCOUVER BC V6E 4N7
CANADA

Delivery Address:
1500 ROYAL CENTRE
1055 WEST GEORGIA STREET
P.O. BOX 11117
VANCOUVER BC V6E 4N7
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
1500 ROYAL CENTRE
1055 WEST GEORGIA STREET
P.O. BOX 11117
VANCOUVER BC V6E 4N7
CANADA

Delivery Address:
1500 ROYAL CENTRE
1055 WEST GEORGIA STREET
P.O. BOX 11117
VANCOUVER BC V6E 4N7
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Kroll, Jerry

Mailing Address:
1102 - 328 EAST 11TH AVENUE
VANCOUVER BC V5T 4W1
CANADA

Delivery Address:
1102 - 328 EAST 11TH AVENUE
VANCOUVER BC V5T 4W1
CANADA

Last Name, First Name, Middle Name:
Tarzwell, Rob

Mailing Address:
701 - 1088 QUEBEC STREET
VANCOUVER BC V6A 4H2
CANADA

Delivery Address:
701 - 1088 QUEBEC STREET
VANCOUVER BC V6A 4H2
CANADA

Last Name, First Name, Middle Name:
Greffard, Shaun

Mailing Address:
1 - 2603 162 STREET
SURREY BC V3S 2L4
CANADA

Delivery Address:
1 - 2603 162 STREET
SURREY BC V3S 2L4
CANADA

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value Without Special Rights or Restrictions attached
2.	No Maximum	Preferred Shares	Without Par Value With Special Rights or Restrictions attached